Exhibit 10.12
SECOND AMENDMENT TO
RIGHTS AGREEMENT
          This SECOND AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT (this “Amendment”) is entered into as of June 14, 2006 between Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, as rights agent (the “Rights Agent”).
W I T N E S S E T H
          WHEREAS, the Company and the Rights Agent are parties to that certain Amended and Restated Rights Agreement, dated as of November 27, 2001, as amended by the Substitution of Rights Agent and Amendment to Amended and Restated Rights Agreement, dated as of December 8, 2005 (together, and including any further amendments or supplements thereto, the “Rights Agreement”); and
          WHEREAS, capitalized terms used not otherwise defined in this Amendment shall have the meanings assigned to them in the Rights Agreement; and
          WHEREAS, the Board of Directors of the Company has determined that this Amendment is necessary and desirable and has approved this Amendment; and
          WHEREAS, Section 27 of the Rights Agreement permits the Company to amend the Rights Agreement on the terms set forth in this Amendment;
          NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:
          1. Each reference in the Agreement to “Countrywide Credit Industries, Inc.” is hereby deleted and replaced with “Countrywide Financial Corporation”.
          2. Paragraph (b) of Section 7 of the Rights Agreement is hereby deleted in its entirety and replaced with the following new paragraph (b):
          “(b) The Purchase Price for each one two-thousandth share of Preferred Stock pursuant to the exercise of a Right shall initially be $624, shall be subject to adjustment from time to time as provided Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.”
          3. The first paragraph of text in the Form of Rights Certificate attached as Exhibit B to the Rights Agreement is hereby deleted in its entirety and replaced with the following new paragraph:
     “This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of November 27, 2001, as amended (the “Rights Agreement”), between Countrywide Financial Corporation, a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, as rights agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Los Angeles time) on February 28, 2012 at the principal office of the Rights Agent in Los Angeles, California, one two-thousandth of a fully paid, nonassessable share of Series A Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $624 per one two-thousandth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the appropriate Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of June 14, 2006, based on the Preferred Stock as constituted at such date.”
          4. To the extent that the terms and provisions of the Rights Agreement do not conflict with the terms and provisions of this Amendment, then such terms and provisions shall remain in full force and legal effect. To the extent that there is a conflict between the terms and provisions of the Rights Agreement and this Amendment, the terms and provisions of this Amendment shall govern for purposes of the subject matter of this Amendment only.
          5. This Amendment and the Rights Agreement constitute the entire understanding and agreement with respect to the subject matter of this Amendment and the Rights Agreement, and supersede any and all prior or contemporaneous representations, understandings, and agreements whether oral or written between the parties relating to the subject matter of this Amendment or the Rights Agreement, all of which are merged in to this Amendment. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

COUNTRYWIDE FINANCIAL CORPORATION

[SEAL]

	By:	/s/ Anne D. McCallion

	Name:	Anne D. McCallion
	Title:	Senior Managing Director and Chief of Financial Operations and Planning
Attest:

By:	/s/ Michael S. Udovic

Name:	Michael S. Udovic
Title:	Senior Vice President, Chief Governance Officer and Assistant Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent

[SEAL]

	By:	/s/ Herbert J. Lemmer

	Name:	Herbert J. Lemmer
	Title:	Vice President
Attest:

By:	/s/ Susan Silber

Name:	Susan Silber
Title:	Assistant Secretary